UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 8, 2011

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (727) 237-51-25
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gamal Kulumbetov ceased being the Chief Executive Officer and Principal Executive Officer of BMB Munai, Inc. (the “Company”) on August 8, 2011, at which time his employment agreement terminated.

Askar Tashtitov, the Company’s President and a director will serve as the Company’s Principal Executive Officer.

Mr. Tashtitov has been with the Company since 2004 and has served as President since May 2006 and as a director since May 2008.  Prior to joining the Company, from 2002 to 2004, Mr. Tashtitov was employed by PA Government Services, Inc.  Mr. Tashtitov worked as a management consultant specializing in oil and gas projects.  In May 2002, Mr. Tashtitov earned a Bachelor of Arts degree from Yale University majoring in Economics and History.  Mr. Tashtitov passed the AICPA Uniform CPA Examination in 2006. Mr. Tashtitov is not, nor has he in the past five years been, a director or nominee of any other SEC registrant or registered investment company.  We considered Mr. Tashtitov’s detailed understanding of the Company’s operations and strategic goals in concluding that he should serve as a director of the Company.  Mr. Tashtitov is 32 years old.

There are no family relationships between Mr. Tashtitov and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Other than in connection with his employment as the Company’s President, the Company does not have any currently proposed transaction, nor has it since the beginning of its last fiscal year, engaged in any transaction with Mr. Tashtitov in an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

The Company has entered into a separation agreement with Mr. Kulumbetov, pursuant to which the Company agreed to honor its change of control payment obligations under his former employment agreement through November 14, 2011 in the event that the previously announced Participation Interest Purchase Agreement with MIE Holdings Corporation, a company with limited liability organized under the laws of the Cayman Islands and its subsidiary, Palaeontol B.V., a company organized under the laws of the Netherlands, pursuant to which the Company agreed to sell all of its interest in Emir Oil to Palaeontol B.V. is completed in exchange for a full release of the Company or Emir-Oil LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: August 12, 2011	By:	/s/ Adam Cook
Adam Cook
Corporate Secretary